EXHIBIT 23.2



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-115760 on Form S-1 of our report dated February 24, 2006, relating to the consolidated financial statements of ML JWH Strategic Allocation Fund L.P. appearing in the Disclosure Document, which is part of such Registration Statement.

We also consent to the reference to us as experts under the heading "Selected Financial Data" and "Lawyers; Accountants" in the Disclosure Document, appearing in such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
April 5, 2006